Exhibit 5.1

DarkIris Inc. Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	Email kchan@applebyglobal.com Direct Dial +852 2905 5722 +852 2905 5757 Tel+852 2523 8123 Appleby Ref 474681.0003
Attention: Board of Directors (Addressee)	8 October 2026

Suites 3504B-06

35/F, Two Taikoo Place

979 King’s Road

Quarry Bay

Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner

David Bulley

Partners

Fiona Chan

Kitty Chan

Vincent Chan

Chris Cheng

Richard Grasby

Judy Lee

Michael Makridakis

John McCarroll SC

Lorinda Peasland

Eliot Simpson

Freya Xu

Dear Company

DarkIris Inc. (Company)

INTRODUCTION

This opinion as to Cayman Islands law is addressed to you in connection with a registration statement on form F-1 to be filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, (Securities Act) with the U.S. Securities and Exchange Commission (SEC) on or about the date hereof (Additional Registration Statement) which is related to, and incorporates by reference, the Company’s registration statement on Form F-1 (File No. 333-299200), initially filed on 30 September 2026, as amended (Registration Statement) relating to the registration under the Securities Act of up to an aggregate of 56,547,610 Class A ordinary shares with par value US$0.0016 per share of the Company (Class A Ordinary Shares), consisting of (i) up to 4,166,666 Class A Ordinary Shares included in the Units (as defined below), or up to 4,166,666 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants (as defined below) (Offer Shares), and (ii) up to 52,380,944 Class A Ordinary Shares issuable upon exercise of the Warrants (as defined below), assuming that all holders exercise the Warrants using the zero exercise price option (Warrant Shares). Each unit (Unit) consists of (i) one Class A Ordinary Share, and (ii) one warrant to purchase one Class A Ordinary Share or otherwise receive a greater number of Class A Ordinary Shares pursuant to the zero exercise price option (a Warrant). The Company is also offering up to 4,166,666 pre-funded units (Pre-Funded Units), with each Pre-Funded Unit consisting of (i) one pre-funded warrant (each, a Pre-Funded Warrant) to purchase one Class A Ordinary Share, and (ii) one Warrant (Pre-Fund Warrant Shares, collectively with Offer Shares and Warrant Shares known as Shares).

The Additional Registration Statement relates to the registration under the Securities Act of the proposed offer and sale of additional $1,000,000 Class A Ordinary Shares of par value US$0.0016 per share (Additional Offer Shares) in addition to the Shares registered under the Registration Statement.

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Additional Registration Statement.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Schedule 1 (Documents).

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Document or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

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LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is issued solely for the purposes of the filing of the Additional Registration Statement and the offering of the Additional Offer Shares by the Company and is not to be relied upon in respect of any other matter.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is duly incorporated as an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity.

2.	Good Standing: The Company is validly existing and in good standing with the Registrar of Companies of the Cayman Islands.

3.	Authorized Share Capital: Based solely on our review of the Constitutional Documents, the Company is authorized to issue 281,250,000,000 Class A Ordinary Shares of par value US$0.0016 each and 31,250,000,000 Class B ordinary shares of the Company of par value US$0.0016 each.

4.	Authorisation: The Company has taken all necessary corporate action to authorise the issuance of the Additional Offer Shares under the Additional Registration Statement.

5.	Issuance of Shares: Based on the foregoing, and subject to the Assumptions and Reservations, we are of the opinion that when issued and paid for as contemplated by the Additional Registration Statement and in accordance with the Resolutions, the Additional Offer Shares will be validly issued, fully paid and non-assessable. The term fully paid and non-assessable means when used herein that no further sums are required to be paid by the holders thereof in connection with the issuance of the Additional Offer Shares.

6.	Disclosure: The statements under the heading “Enforceability of Civil Liabilities” in the Additional Registration Statement, insofar as such statements constitute statements of Cayman Islands law and only to the extent governed by the laws of the Cayman Islands, are accurate in all material respects.

CONSENT

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion may be used only in connection with the filing of the Additional Registration Statement.

Yours faithfully

Appleby

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Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 31 May 2024 (Certificate of Incorporation).

2.	A copy of the third amended and restated memorandum of association and articles of association of the Company adopted on 6 August 2026 (together the Constitutional Documents).

3.	A copy of the certificate of good standing issued by the Registrar of Companies in respect of the Company dated 30 September 2026 (Certificate of Good Standing).

4.	A copy of the written resolutions of the directors of the Company passed on 29 September 2026 (the Resolutions).

5.	A copy of the register of directors and officers of the Company dated 10 July 2026 (Register of Directors).

6.	A scanned copy of the Registration Statement filed with the SEC on 30 September 2026 (Registration Statement).

7.	A scanned copy of the Additional Registration Statement which has been furnished to us on 8 October 2026 (Additional Registration Statement).

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Schedule 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Certificate of Incorporation and the Register of Directors and that the Constitutional Documents remain in full force and effect and are unamended;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any document executed by the Company are the signatures and initials of a person or persons authorised by the Company, by resolution of its board of directors or any power of attorney granted by the Company, to execute such document;

4.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	that the Registration Statement does not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

6.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the Cayman Islands in respect of matters upon which we have expressly opined) made in the Registration Statement and any other documents reviewed by us;

7.	that none of the Company’s directors or its registered office has received any notice of any litigation or threatened litigation to which the Company is or may be party;

8.	that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) received notice of any restrictions notice under the Beneficial Ownership Transparency Act (as amended) of the Cayman Islands in respect of any of its shares, which restrictions notice has not been withdrawn by the registered office or ceased by court order;

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9.	that (i) any meetings at which the Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout, (ii) all interests of the directors of the Company on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents, (iii) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and (iv) the directors of the Company have concluded that the documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company and for a proper purpose of the Company;

10.	that the Register of Directors accurately reflect the names of all directors of the Company as at the date the Resolutions were passed or adopted, and as at the date of this opinion;

11.	that there is no matter affecting the authority of the directors of the Company to effect the entry by the Company into the Resolutions including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

12.	that there are no records of the Company, agreements, documents or arrangements other than the Constitutional Documents, the Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Document or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed in this opinion;

13.	that any applicable escrow conditions have been met; and

14.	that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets.

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Schedule 3

Reservations

Our opinion is subject to the following:

1.	Penalties: Any provision as to the payment of additional money consequent on the breach of any provision of a Document by any person expressed to be a party to it, whether expressed by way of penalty, additional or default interest, liquidated damages or otherwise, may be unenforceable if it could be established that such additional payment constitutes a penalty rather than a compensatory amount.

2.	Severability: Severability provisions contained in the Documents may not be binding and the question of whether or not provisions may be severed would be determined by the Cayman Islands courts at their discretion, having regard to such matters as whether a particular severance would accord with public policy or involve the courts in making a new contract for the parties.

3.	Other Obligations: We express no opinion as to whether the acceptance, execution or performance of the Company’s obligations under the Documents will result in the breach of or infringe any other agreement, deed or document (other than the Constitutional Documents) entered into by or binding on the Company.

4.	Determination: Notwithstanding the provisions of the Documents, a determination, designation, calculation or certificate of any party to the Documents, as to any matter provided for in such Documents might, in certain circumstances, be held in the Cayman Islands courts not to be final, conclusive or binding (for example, if it could be shown to have been fraudulent or erroneous on its face, manifestly inaccurate, made on an unreasonable or arbitrary basis or not to have been reached in good faith) and the Documents will not necessarily escape judicial enquiry into the merit of any claim by any party in that respect.

5.	Discretion: Where a party to the Documents is vested with a discretion or may determine a matter in its opinion or is given the right to determine a conclusive calculation or determination, the Cayman Islands courts, if called upon to consider the question, may require that such discretion be exercised reasonably or that such opinion be based upon reasonable grounds or may determine that such right is not finally binding.

6.	Modification of Documents: We express no view on any provision in any of the Documents requiring written amendments and waivers of any of the provisions of such Documents insofar as it suggests that oral or other modification, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties.

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7.	Limitations on Liability: The effectiveness of any terms releasing or limiting a party from a liability or duty owed is limited by law.

8.	Jurisdiction: Where any Document provides for the submission to the exclusive or non-exclusive jurisdiction of the Cayman Islands courts, the court may decline to accept jurisdiction in any matter where (a) it determines that some other jurisdiction is a more appropriate or convenient forum; (b) another court of competent jurisdiction has made a determination in respect of the same matter; or (c) litigation is pending in respect of the same matter in another jurisdiction.

9.	Concurrent Proceedings: Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction. Notwithstanding any provision in the Documents that all disputes arising under or in connection with the Documents should be brought before the competent court in the jurisdiction specified in the Documents, a Cayman Islands court has discretion to refuse to stay proceedings in the Cayman Islands if it is satisfied that it is just and equitable to do so and may grant leave to serve Cayman Islands proceedings outside of the Cayman Islands.

10.	Foreign Law: Relevant foreign law will not be applied by the Cayman Islands courts if it is not pleaded and proved, it is not a bona fide and lawful choice of law, or it would be contrary to public policy in the Cayman Islands for that law to be applied.

11.	Currency of Court Judgments: The Cayman Islands Grand Court Rules 1995 expressly contemplate that judgments may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgment debts according to the currency of the judgment.

12.	Costs: A Cayman Islands court may refuse to give effect to any provisions of the Documents in respect of costs of unsuccessful litigation brought before the Cayman Islands court or where that court has itself made an order for costs.

13.	Conversion of Debts: In the event the Company is placed into liquidation, the Cayman Islands court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands dollars or United States dollars.

14.	Stamp Duty: Cayman Islands stamp duty will be payable if the Documents are executed in or brought to the Cayman Islands, or produced before a Cayman Islands court. An unstamped document which is required to be stamped may not be admissible in evidence until duly stamped and unstamped documents may be subject to penalties and interest for late stamping. Certain criminal offences may also be committed in connection with unstamped documents.

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15.	Preferences: Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Act (as amended) of the Cayman Islands (Companies Act), and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be voidable upon the application of the company’s liquidator pursuant to section 145(1) of the Companies Act, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of the company. Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a “related party” of the company. A creditor shall be treated as a related party if it has the ability to control a company or exercise significant influence over a company in making financial and operating decisions.

16.	Undervalues: Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable (i) under section 146 of the Companies Act at the instance of the company’s official liquidator, and (ii) under the Fraudulent Dispositions Act (as amended) of the Cayman Islands, at the instance of a creditor thereby prejudiced.

17.	Defrauding Creditors: If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Cayman Islands court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company’s assets as the court thinks proper.

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Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

19.	Fettering of Statutory Powers: We express no opinion as to the validity or binding effect of any provision in the Documents which provides that the Company will not exercise its statutory powers. This may constitute an unlawful fetter on the statutory powers of the Company.

20.	Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained scanned copies of the corporate documents specified in Schedule 1 and relied exclusively on such scanned copies for the verification of such corporate information.

21.	Documents with an “as of” Date: We express no opinion on the effectiveness of the date of any document which is dated as of or with effect from a date prior to that on which it is authorised, executed, and delivered by all parties thereto.

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